UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  February 5, 2010

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of Principal Executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Agreement.

On February 5, 2010, Comverge, Inc. and its wholly owned subsidiaries Enerwise Global Technologies, Inc, Comverge Giants, LLC, Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc., and Alternative Energy Resources, Inc., entered into a second amendment to its existing credit and term loan facility with Silicon Valley Bank. The second amendment increases the revolver loan by an additional $20 million bringing the total revolver loan to $30 million for borrowings to fund general working capital and other corporate purposes and issuances of letters of credit.  The second amendment also added Alternative Energy Resources, Inc., a wholly owned subsidiary of Comverge, as a borrower and extended the term of the facility by one year to December 2012.  In connection with the extension of the term of the credit facility, a commitment fee of $100,000 was paid on February 5, 2010, and additional commitment fees of $75,000 are payable on each of February 5, 2011 and February 5, 2012.

The interest on revolving loans under the amended facility shall accrue at either (A) a rate per annum equal to the greater of the Prime Rate or 4% plus the Prime Rate Advance Margin, or (B) a rate per annum equal to the LIBOR Advance Rate plus the LIBOR Rate Advance Margin, as such terms are defined in the amended facility agreement.  The second amendment also sets forth certain financial ratios to be maintained by the borrowers on a consolidated basis.  The obligations under the amended facility are secured by all assets of Comverge and its other borrower subsidiaries, including Alternative Energy Resources. All other terms and conditions of the credit facility remain the same and in full force and effect. The foregoing summary of the second amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment to Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

On February 8, 2010, Comverge issued a press release announcing the amendment to its credit facility described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this report.

None of the information furnished in Item 7.01 and the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically indentified therein as being incorporated therein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, LLC, Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc. and Alternative Energy Resources, Inc., and Silicon Valley Bank, dated February 5, 2010.

99.1	Press release, dated February 8, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:  /s/ Michael Picchi
Name:   Michael Picchi
Title:     Interim President and Chief Executive Officer;
Executive Vice President and Chief Financial Officer

Dated: February 11, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Loan and Security Agreement by and among Comverge, Inc., Enerwise Global Technologies, Inc., Comverge Giants, LLC, Public Energy Solutions, LLC, Public Energy Solutions NY, LLC, Clean Power Markets, Inc. and Alternative Energy Resources, Inc., (collectively, “Borrowers”) and Silicon Valley Bank (“Lender”), dated February 5, 2010.

99.1	Press release, dated February 8, 2010 (furnished herewith).